Exhibit 10.28

Power of Attorney

This is to authorize Beijing Sihitech Technology Co., Ltd. (Beijing Sihitech) to be entitled with all the shareholder rights of my investment of RMB600,000 in Beijing Sihitech Software Co.,Ltd., including but not limited to: voting rights, nomination rights, rights to dividends and retained earnings, transferring and collateral rights. Beijing Sihitech is entitled to all the shareholder’s rights as well as associated risks and responsibilities within the effective period of time of this authorization.

From this date on, Beijing Sihitech Software regards and treats Beijing Sihitech as me myself in every aspect of the relationship between the company and the shareholders; Beijing Sihitech is entitled to sign all the legal documents and execute all the shareholder rights on behalf of me; Beijing Sihitech is entitled to grant Power of Attorney to others with regards to my shareholder rights.

This authorization is irrevocable and effective till the date when Beijing Sihitech Software ceases to operate.

Signature:

/s/ Wang Yanmei

January 28, 2002